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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULES

To the Board of Directors
Primark Corporation
Waltham, MA

We consent to the incorporation by reference in Registration Statement Nos. 2-92579, 2-77751, 33-23876, 33-6009, 33-49132, 333-17561, 333-17567, 333-17563
and 333-24677 of Primark Corporation, all on Form S-8, of our reports dated February 10, 1998 (March 30, 1998 as to Note 14 to the consolidated financial statements) incorporated by reference in the Annual Report on Form 10-K of Primark Corporation for the year ended December 31, 1997.

Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Primark Corporation, listed in Item 14. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

DELOITTE & TOUCHE LLP

Boston, MA

March 30, 1998